UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2010

Virtus Investment Partners, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10994	95-4191764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Pearl St., 9th Floor, Hartford, CT	06103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 248-7971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 20, 2010, Virtus Investment Partners, Inc. (the “Company”) held its annual meeting of stockholders (the “Meeting”) in Hartford, Connecticut. Each of the proposals voted on at the Meeting were approved by the Company’s stockholders. The final results for the votes regarding each proposal are set forth below.

The holders of record of the Company’s common stock elected three Class II directors as follows:

Director	For	Withheld	Broker Non-Votes
James R. Baio	2,138,028	227,066	1,253,986
Susan Fleming Cabrera	2,291,279	73,815	1,253,986
Hugh M.S. McKee	2,291,989	73,105	1,253,986

Only the holders of the Company’s common stock had the right to vote for the election of these three directors.

The material terms of performance-based awards under the Virtus Investment Partners, Inc. Omnibus Incentive and Equity Plan (the “Plan”) for purposes of Internal Revenue Code Section 162(m) was approved by the Company’s shareholders with 2,010,746 votes “For,” 351,065 votes “Against” and 3,283 votes “Abstained.” There were 1,253,986 broker non-votes on this proposal.

The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was approved by the Company’s shareholders with 3,543,980 votes “For,” 70,699 votes “Against” and 4,401 votes “Abstained.”

The holder of the Company’s Series B Voting Convertible Preferred Stock (the “Series B Preferred Stock”) was entitled to vote 1,724,126 shares (which is the number of shares of common stock into which the Series B Preferred Stock was convertible on the record date for the meeting) on both the approval of the material terms of performance-based awards under the Plan and the ratification of PwC as the Company’s independent registered public accounting firm. The Series B Preferred Stock stockholder voted all 1,724,126 shares “For” each of these proposals.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2010, the Company announced that J. Steven Neamtz, who held the position of Executive Vice President, Retail Distribution, is no longer with the company, effective May 24, 2010.

George R. Aylward, President and Chief Executive Officer of the Company, thanked Mr. Neamtz for his service to the Company. “We appreciate the efforts Steve provided the distribution teams and we wish him well in the future.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Dated: May 24, 2010	By:	/s/ Michael A. Angerthal
		Name:	Michael A. Angerthal
		Title:	Chief Financial Officer